Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of January 4, 2010, by and among aVinci Media Corporation, a Delaware corporation (the “Company”), Amerivon Investments LLC, a Nevada limited liability company (“Amerivon”), and John E. Tyson, a Nevada resident (“Tyson”).  Amerivon and Tyson are sometimes referred to herein individually as a “Purchaser” and collectively as the “Purchasers.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue (1) the Amerivon Note, (2) the Tyson Note, (3) the Amerivon Warrant, and (4) the Tyson Warrant, and Amerivon and Tyson desire to purchase from the Company the Amerivon Note and the Amerivon Warrant, and the Tyson Note and the Tyson Warrant, respectively, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Amerivon Note” means that certain Secured Convertible Promissory Note of even date herewith, in the form attached hereto as Exhibit A, made by the Company to Amerivon in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

“Amerivon Purchase Price” means Two Hundred Fifty Thousand Dollars ($250,000).

“Amerivon Securities” means the Amerivon Note and the Amerivon Warrant.

“Amerivon Warrant” means that certain Warrant to Purchase Common Stock of even date herewith, in the form attached hereto as Exhibit B, issued by the Company to Amerivon to purchase up to two million eighty-three thousand two hundred fifty (2,083,250) shares of Common Stock at the Exercise Price.

“Common Stock” means the Company’s common stock, $0.01 par value.

“Exercise Price” means an exercise price of Seven and One-Half Cents ($0.075) per share of Common Stock.

“Indemnified Party” has the meaning assigned in Section 5.5.

“Indemnifying Party” has the meaning assigned in Section 5.5.

“Notes” means the Amerivon Note and the Tyson Note.

“Preferred Stock” has the same meaning as assigned in Section 7(a) of the Notes.

“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit C, by and among the Company, Amerivon, and Tyson.

“Securities” means the Notes and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement of even date herewith, in the form attached hereto as Exhibit D, by and among Amerivon, Tyson, the Company, and the Subsidiary.

“Subsidiary” means aVinci Media, LC, a Utah limited liability company.

“Transaction Agreements” means this Agreement, the Amerivon Note, the Tyson Note, the Amerivon Warrant, the Tyson Warrant, the Security Agreement, the Registration Rights Agreement, and all other documents or agreements executed in connection with the transactions contemplated hereunder.

“Tyson Note” means that certain Secured Convertible Promissory Note of even date herewith, in the form attached hereto as Exhibit E, made by the Company to Tyson in the amount of One Hundred Thousand Dollars ($100,000).

“Tyson Purchase Price” means One Hundred Thousand Dollars ($100,000).

“Tyson Securities” means the Tyson Note and the Tyson Warrant.

“Tyson Warrant” means that certain warrant of even date herewith, in the form attached hereto as Exhibit F, issued by the Company to Tyson to purchase up to eight hundred thirty-three thousand three hundred (833,300) shares of Common Stock at the Exercise Price.

“Warrants” means the Amerivon Warrant and the Tyson Warrant.

2. Purchase and Sale of the Securities.

2.1 The Amerivon Securities.  Subject to the terms and conditions of this Agreement, and subject to compliance with all applicable federal and state securities laws, the Company hereby sells and issues the Amerivon Securities to Amerivon and Amerivon hereby purchases from the Company the Amerivon Securities for the Amerivon Purchase Price.

2.2 The Tyson Securities.  Subject to the terms and conditions of this Agreement, and subject to compliance with all applicable federal and state securities laws, the Company hereby sells and issues the Tyson Securities to Tyson and Tyson hereby purchases from the Company the Tyson Securities for the Tyson Purchase Price.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Amerivon and Tyson that the following representations are true and complete as of the date hereof:

3.1 The Securities have been duly authorized and validly issued by the appropriate corporate action of the Company and are free and clear of all liens, encumbrances, equities, or claims.

3.2 When issued, the shares of Preferred Stock to be issued on conversion of the Notes, and the shares of Common Stock to be issued on conversion of the shares of Preferred Stock or on exercise of the Warrants will be duly authorized, validly issued, fully paid (on receipt of full payment pursuant to the terms of the Warrants), and non-assessable, free and clear of all liens, encumbrances, equities, or claims.  The Company has duly and validly reserved sufficient shares of Preferred Stock for issuance on conversion of the Notes, and has duly and validly reserved sufficient shares of Common Stock for issuance on conversion of the Preferred Stock and on exercise of the Warrants.

3.3 The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the corporate power to own its properties and carry on its businesses as they are now being conducted.  The Company is qualified to conduct business in every state in which it is required to be qualified to conduct business.  The Company’s organizational number issued by the Delaware Secretary of State is 2142972.  The Subsidiary is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Utah, with the power to own its properties and carry on its businesses as they are now being conducted.  The Subsidiary is qualified to conduct business in every state in which it is required to be qualified to conduct business.  The Company’s organizational number issued by the Utah Secretary of State is 5292102.

3.4 The Company and the Subsidiary have full power and authority to execute and deliver the Transaction Agreements to which they are a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery, and performance by the Company and the Subsidiary of the Transaction Agreements to which they are a party have been duly authorized by all necessary action on behalf of the Company and the Subsidiary.  The Transaction Agreements to which they are a party have been duly executed and delivered by the Company and the Subsidiary, and (assuming the due authorization, execution, and delivery by the other parties hereto and thereto) the Transaction Agreements to which they are a party constitute the legal, valid, and binding obligations of the Company and the Subsidiary, enforceable against the Company and the Subsidiary in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.5 Neither of the execution and delivery of the Transaction Agreements by the Company or the Subsidiary nor the compliance by the Company or the Subsidiary with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company or the articles of organization or the operating agreement of the Subsidiary, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement, or other obligation to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary, or their respective properties or assets are bound, or (iii) violate any statute, rule, regulation, order, or decree of any governmental body or authority by which the Company or the Subsidiary is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches, or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, or conditions (financial or otherwise) of the Company and the Subsidiary, taken as a whole.

3.6 No consent, waiver, approval, order, permit, or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company or the Subsidiary in connection with the execution, delivery, and performance of the Transaction Agreements to which they are a party, other than notice filings under the Securities Act and applicable state securities laws.

3.7 The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Securities.

3.8 The Company has timely made all filings with the Securities and Exchange Commission that it is required to make under the Securities Exchange Act of 1934.  Each such filing, as of its date, was accurate and complete, did not contain any untrue statement of a material fact, and did not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.  The total of all such filings made by the Company contains all relevant and material information about the Company, does not contain any untrue statement of a material fact, and does not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

3.9 The Company’s authorized capital stock consists of two hundred fifty million (250,000,000) shares of Common Stock, of which fifty-one million four hundred sixty-two thousand two hundred twenty-seven (51,462,227) shares are issued and outstanding, and fifty million (50,000,000) shares of preferred stock, of which one million five hundred thousand (1,500,000) have been designated as the Series A Preferred Stock and one million two hundred two thousand six hundred twenty-seven (1,202,627) are issued and outstanding.  All of the issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.  The Company has issued options, warrants, and convertible securities (including the outstanding preferred stock)exercisable to purchase or convertible into fourteen million seven hundred thirty-seven thousand two hundred eighty-two (14,737,282) shares of Common Stock, and there are no other outstanding options, employee options, warrants, convertible securities, agreements, contracts, calls, or commitments of any character that would require the Company to issue any shares.  The authorized capital of the Subsidiary consists of one hundred ten million (110,000,000) units, of which one hundred thousand (100,000) units are issued and outstanding, all of which are owned beneficially and of record by the Company.  There are no outstanding options, employee options, warrants, convertible securities, agreements, contracts, calls, or commitments of any character that would require the Company to issue any equity securities.

4. Representations and Warranties of the Purchasers. For the purposes of this Section 4, the term “Securities” when used with Amerivon shall mean the Amerivon Securities and when used with Tyson shall mean the Tyson Securities.  Each Purchaser hereby represents and warrants to the Company, as to such Purchaser alone and not as to the other Purchaser, that the following representations are true and complete as of the date hereof:

4.1 Each Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, and that the Purchaser is able to bear the economic risk of an investment in the Securities.

4.2 Each Purchaser has knowledge and experience in business and financial matters and prior investment experience, including investment in securities that are non-listed, unregistered, and/or not traded on a national securities exchange.

4.3 Each Purchaser has been furnished with information regarding the Company, the terms and conditions of the Securities, and any additional information that the Purchaser has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company.

4.4 In making the decision to invest in the Securities, each Purchaser has relied solely upon the information provided by the Company, including but not limited to filings made by the Company with the Securities and Exchange Commission.  To the extent necessary, each Purchaser has retained and relied upon appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and the purchase of the Securities hereunder.

4.5 Each Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Purchaser had a prior substantial pre-existing relationship, and no Securities were offered or sold to such Purchaser by means of any form of general solicitation or general advertising, and in connection therewith, the Purchaser did not (i) receive or review any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar media or broadcast over television or radio, whether closed circuit or generally available; or (ii) attend any seminar, meeting, or industry investor conference whose attendees were invited by any general solicitation or general advertising.

4.6 Each Purchaser, either by reason of the Purchaser’s business or financial experience, has the capacity to protect the Purchaser’s own interests in connection with the transaction contemplated hereby.

4.7 Each Purchaser hereby acknowledges that the Securities have not been reviewed by the U.S. Securities and Exchange Commission or any state regulatory authority since the Securities are intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Purchaser understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign, or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

4.8 Each Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Purchaser’s investment intention.  In this connection, the Purchaser is purchasing the Securities for the Purchaser’s own account for investment and not with a view toward the resale or distribution to others in violation of the Securities Act or applicable state securities laws.  The Purchaser, if an entity, was not formed for the specific purpose of purchasing the Securities.

4.9 Each Purchaser understands that there is no public market for the Securities and that no market may develop for any of such Securities.  Each Purchaser understands that even if a public market develops for such Securities, Rule 144 promulgated under the Securities Act requires for non-affiliates, among other conditions, a six (6)-month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.

4.10 Each Purchaser consents to the placement of a restrictive transfer legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws.  The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities.

4.11 The address furnished by each Purchaser in Section 10.4 is the Purchaser’s principal residence if Purchaser is an individual or its principal business address if it is a corporation or other entity.

4.12 Each Purchaser has full power and authority to execute and deliver this Agreement and to purchase the Securities.  This Agreement constitutes the legal, valid, and binding obligation of each Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.13 If the Purchaser is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

4.14 Each Purchaser acknowledges and agrees that the Company makes no other representations or warranties with respect to the Securities or the Company other than as set forth in the Transaction Agreements.

5. Indemnification.

5.1 Survival of Representations and Warranties.  Notwithstanding any right of Amerivon or Tyson to fully investigate the Company’s operations, assets, and financial condition, and notwithstanding any knowledge of facts determined or determinable by Amerivon or Tyson pursuant to such investigation or right of investigation, Amerivon and Tyson have the right to rely fully upon the representations, warranties, covenants, and agreements of Company contained in this Agreement and any other Transaction Agreements, or any document or instrument delivered in connection with this Agreement and any other Transaction Agreement or the transactions contemplated herein or therein.  All such representations and warranties shall survive the execution and delivery of this Agreement.

5.2 Indemnification by the Company.  The Company shall indemnify, save, defend, and hold Amerivon and Tyson and their respective managers, officers, members, employees, agents, successors, and assigns as amended, harmless from and against any and all damages, liabilities, losses, claims, diminution in value, obligations, liens, assessments, judgments, taxes, fines, penalties, interest, and costs and expenses (including court costs, accountants’ fees, and attorneys’ fees), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense, or settlement of the foregoing and indirect and consequential damages) arising out of or in connection with (i) any breach of or inaccuracy, or any breach or inaccuracy alleged by a third party, in any representation or warranty made by the Company in this Agreement, the Transaction Agreements, or any agreement, document, or instrument executed and delivered in connection herewith or therewith (which representations and warranties, for purposes of determining whether a breach has occurred under this Section 5.2, shall be construed without giving effect to any qualification or exception contained therein for materiality, material adverse effect, or any words or phrases to similar effect), or (ii) any breach of covenant or agreement made or to be performed by the Company or the Subsidiary under this Agreement or any of the Transaction Agreements.

5.3 Indemnification by Amerivon.  Amerivon shall indemnify, save, defend, and hold the Company harmless from and against any and all damages, liabilities, losses, claims, obligations, liens, assessments, judgments, taxes, fines, penalties, interest, and costs and expenses (including court costs, accountants’ fees, and attorneys’ fees), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense, or settlement of the foregoing) arising out of or in connection with any breach of any representation or warranty made by Amerivon in Section 4.

5.4 Indemnification by Tyson.  Tyson shall indemnify, save, defend, and hold the Company harmless from and against any and all damages, liabilities, losses, claims, obligations, liens, assessments, judgments, taxes, fines, penalties, interest, and costs and expenses (including court costs, accountants’ fees, and attorneys’ fees), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense, or settlement of the foregoing) arising out of or in connection with any breach of any representation or warranty made by Tyson in Section 4.

5.5 Notice.  Within a reasonable time after the receipt by the party claiming the right to indemnification pursuant to this Section 5 (the “Indemnified Party”) of any notice of a claim or the commencement of any action, suit, or proceeding, the Indemnified Party shall give the other party (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit, or proceeding.  The written notice shall include the nature, amount, and cause of any claim for indemnification in reasonable detail.  The failure to give such notice shall not affect the Indemnified Party’s right to seek indemnification from the Indemnifying Party, except to the extent that the Indemnifying Party can demonstrate actual prejudice as a result of such failure.

5.6 Claim Not Involving a Third Party.  Upon receipt of a notice of a claim from an Indemnified Party not involving a third party, the Indemnifying Party shall promptly pay the amount of the claim to the Indemnified Party.

5.7 Claim Involving a Third Party.  Upon receipt of a notice of a claim or the commencement of any action, suit, or proceeding involving a third party, the Indemnifying Party shall promptly reimburse the Indemnified Party for the losses and defense costs suffered or incurred by the Indemnified Party, whether by judgment, order, award, settlement, compromise, or otherwise, including but not limited to all expenses.  Amerivon and Tyson shall have the exclusive election to settle, compromise, or defend by its or his own counsel any claim at its or his expense if it or he is the Indemnifying Party or at the Company’s expense if it or he is an Indemnified Party; provided that Amerivon and Tyson may not settle or compromise any claim without the Company’s prior written consent, which consent may not be unreasonably withheld or delayed; provided further that Amerivon and Tyson may settle or compromise any claim without the Company’s prior written consent if the Company is the Indemnifying Party and it fails or refuses to provide or pay for a defense, or if the Company is the Indemnified Party and the settlement or compromise does not require the Company to pay any amount.  The Indemnified Party may elect to be represented by its own legal counsel at its own expense.  Each party shall use its best efforts to assist the other party in the defense of the claim and shall make available all information and assistance that the defending party may reasonably request in connection with such defense.

6. Conditions to the Purchasers’ Obligations.  The obligations of each Purchaser to purchase Securities (as applicable to each Purchaser) are subject to the fulfillment of each of the following conditions, unless otherwise waived:

6.1 Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects.

6.2 Performance.  The Company shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the closing.

6.3 Transaction Agreements.  The Company shall have delivered to the Purchasers (i) Transaction Agreements duly executed by the Company and the Subsidiary, (ii) the certificate or certificates evidencing ownership of all outstanding equity interests in the Subsidiary, and (iii) three (3) undated assignments for the equity interests in the Subsidiary duly executed by the Company.

6.4 Good Standing Certificate.  The Company shall deliver to the Purchasers a Good Standing Certificate issued by the Delaware Secretary of State as to the legal existence and good standing of the Company, and a certificate issued by the Utah Secretary of State as to the legal existence and good standing of the Subsidiary.

6.5 Secretary’s Certificates.  The Company shall deliver a certificate, dated as of the closing, executed by the Secretary of the Company certifying (i) true and correct copies of resolutions or consent actions taken by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Agreements, and (ii) the names of the officers of the Company authorized to sign the Transaction Agreements executed by the Company, together with the true signatures of such officers.  The Subsidiary shall deliver a certificate, dated as of the closing, executed by the Secretary of the Subsidiary certifying (a) true and correct copies of resolutions or consent actions taken by the managers of the Subsidiary authorizing the execution and delivery of the Transaction Agreements, and (b) the names of the officers of the Subsidiary authorized to sign the Transaction Agreements executed by the Subsidiary, together with the true signatures of such officers.

7. Conditions of the Company’s Obligations. The obligations of the Company to sell the Securities to the Purchasers are subject to the fulfillment of each of the following conditions, unless otherwise waived:

7.1 Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all respects.

7.2 Performance.  Each Purchaser shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before the closing.

7.3 Consideration.  Subject to Section 9 below, Amerivon shall have delivered the Amerivon Purchase Price to the Company and Tyson shall have delivered the Tyson Purchase Price to the Company, each payable by wire transfer.

7.4 Transaction Agreements.  The Transaction Agreements shall have been executed and delivered to the Company by the Purchasers.

8. Purchasers’ Rights.

8.1 Reports.  The Company shall provide the Purchasers with monthly cash reports on or before the tenth (10th) day of each month, each such report to be certified by the Company’s Principal Financial and Accounting Officer to be true and correct to the best of such officer’s knowledge.

8.2 Budget.  The Company shall obtain the written approval of the holders of a majority of the then outstanding principal amount of the Notes prior to (i) adopting an annual budget for the Company and the Subsidiary, (ii) adopting any changes to such annual budget, or (iii) exceeding the amount of any line item of such annual budget by more than Ten Thousand Dollars ($10,000) or exceeding the total amount of such annual budget by more than Fifty Thousand Dollars ($50,000).

9. Expenses.  The Company and the Purchasers will each bear their own legal and other expenses with respect to the transactions contemplated by this Agreement.

10. Miscellaneous.

10.1 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

10.3 Counterparts.  This Agreement may be executed and delivered by facsimile signature or e-mail of a scanned signature page, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.4 Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally or sent by overnight courier or by certified mail, return receipt requested.  Notices delivered personally or sent by overnight courier shall be effective on the date received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails.  Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to Amerivon:	Mr. John E. Tyson Chief Executive Officer Amerivon Investments LLC 4520 East Thousand Oaks Boulevard Suite 100 Westlake Village, California 91362-7209

With a courtesy copy to:	Charles E. McKee, Esq. Nevers, Palazzo, Maddux & Packard, plc 31248 Oak Crest Drive. Suite 100 Westlake Village, California 91361-5671

If to Tyson:	Mr. John E. Tyson P. O. Box 306 Crystal Bay, Nevada 89402-0306

If to the Company:	Mr. Chett B. Paulsen Chief Executive Officer aVinci Media Corp. 11781 South Lone Peak Parkway Suite 270 Draper, Utah 84020-6884

With a courtesy copy to:	Peter DiChiara, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway 32nd Floor New York, New York 10006-2834

10.5 No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.6 Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

10.7 Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.8 Entire Agreement.  This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[signatures on the next page]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

COMPANY	PURCHASERS

aVinci Media Corporation	Amerivon Investments LLC

By:	By:
Chett B. Paulsen	John E. Tyson
Chief Executive Officer	Chief Executive Officer

By:	By:
Edward B. Paulsen	John E. Tyson
Secretary